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                                                                  Exhibit 5



                            THOMPSON, HINE AND FLORY

                                ATTORNEYS AT LAW
  AKRON,OHIO             1100 NATIONAL CITY BANK BUILDING      (216) 566-5500
BRUSSELS, BELGIUM            629 EUCLID AVENUE               FAX (216) 566-5583
CINCINNATI, OHIO             CLEVELAND, OHIO 44114-3070
COLUMBUS, OHIO
  DAYTON, OHIO                                                  WRITER'S DIRECT
PALM BEACH, FLORIDA            December 9, 1994                   DIAL NUMBER
WASHINGTON, D.C.





        KeyCorp
        127 Public Square
        Cleveland, Ohio 44114

        Gentlemen:

                      As counsel for KeyCorp (the "Company"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 400,000 additional KeyCorp Common Shares, $1 par value each (the "Shares"), to be registered in connection with the Company's Discounted Stock Purchase Plan (formerly known as the Employees' Stock Purchase Plan and referred to herein as the "Plan").

                      In connection with the foregoing, we have examined the following:

                      1.  The Amended and Restated Articles of
        Incorporation and the Regulations of the Company, both as amended to date;

                      2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed necessary to examine as a basis for the opinions hereinafter expressed;

                      3.  The Registration Statement (including
        Exhibits thereto) to be filed with the Commission; and

                      4.  Copies of the Plan, and the records of
        the proceedings of the Board of Directors of the Company relating to the adoption and approval thereof.

                      Based upon such examination, we are of the opinion that:

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THOMPSON, HINE AND FLORY


         KeyCorp                                            Page 2
         December 9, 1994



                        A.  The Company is a corporation duly
         organized and validly existing under the laws of the State of Ohio.

                        B.  The Shares have been duly authorized
         and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                        We hereby consent to the filing of this
         Opinion as Exhibit 5 to the Registration Statement and to the use of our name therein.

                                      Very truly yours,


                                       /s/ Thompson, Hine and Flory